EXHIBIT 21.1

SUBSIDIARIES OF THE REGISTRANT

		JURISDICTION OF	PERCENT OF
PARENT	SUBSIDIARIES	ORGANIZATION	OWNERSHIP
Hawk Corporation	Hawk Precision Components Group, Inc. Quarter Master Industries, Inc. (2) Tex Racing Enterprises, Inc. (2) Wellman Products Group, Inc.	Ohio Delaware Delaware Ohio	100 100 100 100	% % % %

Hawk Precision Components Group, Inc.	Allegheny Clearfield, Inc. (3) Hawk MIM, Inc. (3) Helsel, Inc. (3) Sinterloy Corporation (3)	Pennsylvania Ohio Delaware Delaware	100 100 100 100	% % % %

Hawk Mauritius, Ltd.	Hawk Composites (Suzhou) Company Limited (4) Hawk International Trading (Shanghai) Company, Ltd.	China China	100 100	% %

Hawk MIM, Inc.	Net Shape Technologies LLC (3)	Delaware	100%

Helsel, Inc.	Hawk Motors, Inc. (5) Hawk Motors de Mexico, S. de R.L. de C.V. (5)	Delaware Mexico	100 95	% %
	Hawk Mauritius, LTD.	Mauritius	100%

Hawk Motors, Inc. (5)	Hawk Motors de Mexico, S. de R.L. de C.V. (5) Hawk Motors Monterrey, S.A. de C.V. (5)	Mexico Mexico	5 5	% %

Hawk Motors de Mexico, S. de R. L. de C.V. (5)	Hawk Motors Monterrey, S.A. de C.V. (5)	Mexico	95%

S. K. Wellman Holdings, Inc.	S. K. Wellman Corp. (1) S. K. Wellman S.p.A.(1) WFP Argentina S.R.L. (1)	Delaware Italy Argentina	100 95 95	% % %

S. K. Wellman Corp.	The S. K. Wellman Company of Canada Limited (1) S. K. Wellman S.p.A. (1) WFP Argentina S.R.L. (1)	Canada Italy Argentina	100 5 5	% % %

Wellman Products Group, Inc.	Friction Products Co. (1) Logan Metal Stampings, Inc. (1) S.K. Wellman Holdings, Inc. (1) Wellman Products LLC (1)	Ohio Ohio Delaware Ohio	100 100 100 100	% % % %

(1)	These subsidiaries also conduct business under the trade name “The Wellman Products Group.”

(2)	These subsidiaries also conduct business under the trade name “Hawk Performance.”

(3)	These subsidiaries also conduct business under the trade name “Hawk Precision Components Group.”

(4)	This subsidiary also conducts business under the trade name “Hawk Composites.”

(5)	This subsidiary is part of our motor segment which is being accounted for as a discontinued operation.

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